EXHIBIT 10.29

FIRST AMENDMENT

FIRST AMENDMENT (this “Amendment”), dated as of May 31, 2001, to the Credit Agreement, dated as of March 20, 2001 (as amended from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings specified in the Credit Agreement), among Global Payments Direct, Inc. (formerly known as National Data Payment Systems, Inc.) a New York corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders have agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to agree to the requested amendments on the terms and conditions contained herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

1.    Amendment to Subsection 1.1 of the Credit Agreement.    Subsection 1.1 of the Credit Agreement is hereby amended by:

(a) adding the following new definition after the definition of “Canadian Dollars”:

“ “Canadian Exchange Rate”: on a particular date, the rate at which C$ may be exchanged into US$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC. In event that such rate does not appear on such Reuters page, the “Canadian Exchange Rate” shall be determined by reference to any other means (as selected by the Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Toronto time, on the Business Day immediately preceding the relevant date of determination); provided, that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be prima facie evidence of the accuracy thereof.”

(b) adding the following new definition after the definition of “Card”:

“ ‘C$ Equivalent’: on any date of determination, with respect to (i) any amount in US$, the equivalent in C$ of such amount determined by the Administrative Agent using the US$ Exchange Rate then in effect and (ii) any amount in C$, such amount.”

(c)  adding the following new definition after the definition of “Currency”:

“ ‘Currency’: Canadian Dollars or U.S. Dollars, as the case may be.”

(d)  adding the following new definition after the definition of “Plan”:

“ ‘Prime Rate Loans’: the collective reference to Canadian Prime Rate Loans and U.S. Prime Rate Loans.”

(e)  adding the following new definitions after the definition of “U.S. Dollars”:

“ ‘US$ Equivalent’: on any date of determination, with respect to (i) any amount in Canadian Dollars, the equivalent in U.S. Dollars of such amount, determined by the Administrative Agent using the Canadian Exchange Rate then in effect and (ii) any amount in U.S. Dollars, such amount.

‘US$ Exchange Rate’: on a particular date, the rate at which US$ may be exchanged into C$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC on the immediately preceding Business Day. In the event that such rate does not appear on such Reuters page, the “US$ Exchange Rate” shall be determined by reference to any other means (as selected by the Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Toronto time, on the Business Day immediately preceding the relevant date of determination); provided, that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

‘US$ Extensions of Credit’: as to any Lender at any time, an amount equal to the sum of the aggregate principal amount on all US$-denominated Loans held by such Lender then outstanding.

‘U.S. Prime Rate’: at any day, the rate per annum announced by CIBC from time to time (and in effect on such day) as it prime rate for U.S. Dollar commercial loans, as adjusted automatically from time to time and without notice to the Borrower upon change by the Administrative Agent. The U.S. Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit in U.S. Dollars to debtors.

‘U.S. Prime Rate Loans’: all Loans that are bearing interest as a rate based upon the U.S. Prime Rate.”

(f)  amending the definition of “Applicable Margin” by (a) deleting the word “Canadian” where it appears before the phrase “Prime Rate Loans”.

(g)  amending the definition of “Available Commitment” by adding the phrase “the Canadian Dollar Equivalent of” immediately before clause (a).

(h)  moving the definition of “Capital Lease Obligations” to immediately after “Canadian Prime Rate Loans”.

(i)  amending the definition of “CIBC Offered Rate” by inserting immediately after the phrase “Canadian Dollars” the phrase “or U.S. Dollars, as the case may be,”.

(j)  amending the definition of “Interest Payment Date” by deleting the word “Canadian” where it appears before the phrase “Prime Rate Loan”.

(k)  deleting the definition of “LIBOR” in its entirety and inserting in lieu thereof the following:

“LIBOR”: with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate per annum equal to the rate that appears with respect to such Interest Period on the relevant Reuters Screen LIBOR Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Canadian Dollars or U.S. Dollars, as the case may be, in the London interbank market) as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period (or, if such rate does not appear on said page, the rate notified to the Administrative Agent by the Reference Bank as the rate at which the Reference Bank is offered deposits in Canadian Dollars or U.S. Dollars, as the case may be, at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank eurocurrency market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period).

(l)  amending the definition of “Maturity Date” by deleting the work “Canadian” where it appears before the phrase “Prime Rate Loan” in clause (a).

(m)  deleting the definition of “Total Loans” in its entirety and inserting in lieu thereof the following:

“ ‘Total Loans’: at any time, the sum of (a) the aggregate outstanding amount of Loans denominated in Canadian Dollars (other than any Overdraft Loans) held by the Lenders at such time plus (b) the Canadian Dollar Equivalent at such time of the aggregate outstanding amount of Loans denominated in U.S. Dollars (other than any Overdraft Loans) held by the Lenders at such time.”

2.  Amendment to Section 2.1(a).    Subsection 2.1(a) of the Credit Agreement is hereby amended by (i) deleting subsection 2.1(a) in its entirety and (ii) inserting in lieu thereof, the following:

“Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in C$ or US$ (‘Loans’) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the C$ Equivalent amount of such Lender’s Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be CIBC Offered Rate Loans or LIBOR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.2, or Prime Rate Loans, in accordance with Section 2.10. For purposes of this Section 2.1(a), ‘Loans’ shall not include Overdraft Loans.”

3.  Amendment to Subsections 2.2(a) and 2.2(b).    Subsections 2.2(a) and 2.2(b) of the Credit Agreement are hereby amended, respectively, by (i) deleting subsections 2.2(a) and 2.2(b) in their entirety and (ii) inserting in lieu thereof, the following:

“(a)  The Borrower may borrow under the Commitments for CIBC Offered Rate Loans during the applicable Commitment Period on any Business Day. For each borrowing of a CIBC Offered Rate Loan, the Borrower shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to 3:00 p.m., New York City time, 2 hours prior to the requested borrowing time) specifying the amount of loans to be borrowed, the Currency of such Loans, and the requested borrowing date and time. Each borrowing of CIBC Offered Rate Loans under the Commitments shall be in an amount equal to at least C$1,000,000 or the US$ Equivalent of C$1,000,000, as the case may be. If no election as to the Currency of a borrowing is specified in the Borrower’s notice, then the requested borrowing shall be denominated in C$. The Administrative Agent shall promptly notify each Lender of each such borrowing.

(b)  The Borrower may borrow under the Commitments for LIBOR Loans during the applicable Commitment Period on any Business Day. For each borrowing of a LIBOR Loan, the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 3:00 p.m., New York City time, two Business Days prior to the requested borrowing date) specifying (i) the amount of Loans to be borrowed, (ii) the requested borrowing date, (iii) the Currency of such Loans and (iv) the respective amounts of each such Loan and the respective lengths of the Interest Periods therefore. If no election as to the Currency of a borrowing is specified in the Borrower’s notice, then the requested borrowing shall be denominated in C$. Each borrowing of LIBOR Loans under the Commitments shall be in an amount equal to C$1,000,000 or a whose multiple of C$500,000 in excess thereof or the US$ equivalent of C$1,000,000 or C$500,000, as the case may be.”

4.  Amendment to Subsection 2.2(e).    Subsection 2.2(e) is hereby amended by inserting after the phrase “interest made thereon,” in the second sentence the phrase “the Currency thereof,”.

5.  Amendment to Subsection 2.4.    Subsection 2.4 is hereby amended by inserting the parenthetical “(or the US$ Equivalent of C$1,000,000)” immediately after “C$1,000,000” where it appears in the last sentence of such subsection 2.4.

6.  Amendment to Subsection 2.5(a).    Subsection 2.5(a) is hereby amended by inserting the parenthetical “(or the US$ Equivalent of C$1,000,000)” immediately after “C$1,000,000” where it appears in the last sentence of such subsection 2.5(a).

7.  Amendment to Subsection 2.5(b).    Subsection 2.5(b) is hereby amended by (i) deleting the word “Canadian” where it appears before the works “Prime Loans” in each of the first and second sentences of such subsection 2.5(b); (ii) inserting the parenthetical “(or the US$ Equivalent of C$500,000)” immediately after “C$500,000” where it appears in the last sentence of such subsection 2.5(b); and (iii) inserting a “.” at the end of such subsection 2.5(b).

8.  Amendment to Subsection 2.6(b).    Subsection 2.6(b) is hereby amended (i) by deleting the word “Canadian” where it appears before the phrase “Prime Rate Loans” and (ii) inserting the following paragraph immediately after subsection 2.6(b):

“(c) If at any time, Total Loans exceed Total Commitments, the Borrower shall without notice or demand, within three Business Days of such determination by the Administrative Agent, prepay Loans in an aggregate amount such that, after giving effect thereto, Total Loans do not exceed Total Commitments.”

9.  Amendment to Subsection 2.8(c).    Subsection 2.8(c) is hereby amended by (i) deleting 2.8(c) in its entirety and (ii) inserting in lieu thereof:

“(c) Each Prime Rate Loan shall bear interest at a rate per annum equal to the applicable Prime Rate from time to time in effect plus the Applicable Margin.”

10.  Amendment to Subsection 2.8(f).    Subsection 2.8(f) is hereby amended by changing “(c)” where it appears after the word “paragraph” to “(e)”.

11.  Amendment to Subsection 2.9(a).    Subsection 2.9(a) is hereby amended by (i) deleting the word “Canadian” in the first sentences where it appears before “Prime Rate Loans” and (ii) inserting the phrase “,U.S. Prime Rate” in the third sentence, immediately after the phrase “Canadian Prime Rate”.

12.  Amendment to Subsection 2.11(c).    Subsection 2.11(c) is hereby amended by inserting the phrase “(or U.S. Dollars, as the case may be)” in the third sentence, immediately after the phrase “Canadian Dollars”.

13.  Representations and Warranties.    The Borrower represents and warrants to the Administrative Agent and the Lenders that this Amendment has been duly and validly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

14.  Counterparts.    This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

15.  Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.  Continuing Effect. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

17.  Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which this Amendment is executed by the Borrower, the Administrative Agent and the Required Lenders.

18.  Fees and Expenses. The Borrower agrees to pay and reimburse the Administrative Agent and the Lenders for all their reasonable costs and out-of-pocket expenses incurred in connection with the review, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel to the Administrative Agent.

(Signatures Appear on Following Page)

IN WITNESS WHEREOF, the parties have hereto caused this Amendment to be executed by their respective duly authorized officers as of the day first above written.

GLOBAL PAYMENTS DIRECT, INC. (formerly known as National Data Payment Systems, Inc.). as the Borrower

By:	/s/ James G. Kelly
James G. Kelly
Chief Financial Officer

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ R. Gill
R. Gill
Executive Director

By:	/s/ Vlada Dekina
Vlada Dekina
Director

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as a Lender

By:	/s/ Howard Palmer
Howard Palmer
Executive Director
CIBC World Markets Corp. As Agent